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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):        July 17, 2001
                                                              -------------


                        WEBB INTERACTIVE SERVICES, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


                                       Colorado
                                       --------
                 (State or other jurisdiction of incorporation)



       0-28462                                            84-1293864
       -------                                            ----------
(Commission File Number)                       (IRS Employer Identification No.)



   1899 Wynkoop, Suite 600, Denver, CO                       80202
 -------------------------------------                       -----
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:    (303) 296-9200
                                                       --------------



                                          N/A
                                          ---
         (Former name or former address, if changed since last report)
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Item 5.    OTHER EVENTS.

     On July 17, 2001, France Telecom Technologies Investissements ("FTTI"), a wholly-owned subsidiary of France Telecom, acquired 2,441 shares of the Series B Convertible Preferred Stock of Jabber, Inc. ("Jabber"), a subsidiary of Webb Interactive Services, Inc. ("Webb") from Jabber in exchange for and in cancellation of principal and interest on an outstanding loan to Jabber of $2,441,000 and acquired directly from Webb, 750,000 shares of the Series A Convertible Preferred Stock of Jabber in consideration for which it paid Webb $750,000. The Jabber preferred stock acquired by FTTI represents, on a fully converted basis, approximately 15% of Jabber's outstanding capital stock following the transaction.

     The Stock Purchase Agreement among FTTI, Jabber and Webb, provides that FTTI will purchase an additional 1,750 shares of Series B Convertible Preferred Stock for an aggregate consideration of $1,750,000 on or about September 1, 2001, subject to the satisfaction of various conditions set forth in the Stock Purchase Agreement. In addition, subject to the satisfaction of various conditions set forth in the Stock Purchase Agreement, on or about January 31, 2002, FTTI may purchase an additional 2,000 shares of the Series B Convertible Preferred Stock for an aggregate consideration of $2,000,000, depending upon Jabber's 2001 net revenues. If Jabber's 2001 net revenues are equal to or greater than $3,962,000 but less than or equal to $6,603,000, then: (i) Jabber will have the option to require FTTI to purchase the 2,000 shares of Series B Convertible Preferred Stock, and (ii) if Jabber does not exercise such option, then FTTI will have the option to purchase the 2,000 shares. If Jabber's 2001 net revenues are less than $3,962,000, then FTTI will have the option to purchase the 2,000 shares of Series B Convertible Preferred Stock. If Jabber's 2001 net revenues are greater than $6,603,000, then Jabber will have the option to require FTTI to purchase the 2,000 shares of Series B Convertible Preferred Stock.

     In addition to the foregoing, FTTI has loaned Jabber $100,000 pursuant to a Convertible Promissory Note (the "Note"), which is secured by: (i) a security interest in substantially all of the assets of Jabber; (ii) a guarantee given by Webb; and (iii) a pledge by Webb of a portion of its Jabber securities. Webb has pledged to FTTI, 1,400,000 shares of its Series A-2 Convertible Preferred Stock to secure its guarantee of the Note and Webb's representations and warranties and covenants contained in the Stock Purchase Agreement. During the term of the pledge, FTTI has the right to vote the shares of the preferred stock pledged by Webb, provided that FTTI cannot vote the shares for a merger or sale of Jabber or for an amendment to Jabber's charter documents without Webb's prior consent and FTTI is required to vote the shares for election to Jabber's Board of Directors of two affiliates of Webb and for two independent nominees designated by Webb. The Series A-2 Convertible Preferred Stock of Jabber is entitled to ten (10) votes per share. The combination of the 1,400,000 shares of Series A-2 Convertible Preferred Stock pledged to FTTI with the Series B Convertible Preferred Stock and Series A-1 Convertible Preferred Stock acquired by FTTI represents in excess of fifty percent (50%) of Jabber's outstanding voting shares. The principal and interest of

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the Note are convertible into shares of the Series B Convertible Preferred Stock at $1,000 per share.

     The Stockholders Agreement to which FTTI and Webb are parties: (i) provides that Webb shall not, without the prior written consent of FTTI, sell a number of its shares of Jabber's securities representing more than twenty percent (20%) of Jabber's then outstanding capital stock to named competitors of FTTI unless, for certain of the named competitors, the sales price per share is at least three times the price FTTI paid for its preferred shares (on an as-converted basis); (ii) grants to FTTI a right of first refusal to purchase proposed sales of Jabber common stock by Webb (A) to certain named competitors of Jabber if the sales price is at least three times the price FTTI paid for its preferred shares (on an as-converted basis) or (B) if the proposed sale is not to such named competitors but represents twenty percent (20%) or more of Jabber's then outstanding shares of capital stock; and (iii) gives FTTI the right to participate with Webb on a proportional basis in a proposed sale by Webb. In addition, the Investor Rights Agreement to which FTTI and Jabber are parties, grants to FTTI the right to participate in future Jabber financings to the extent required for FTTI to maintain its then percentage ownership of Jabber's capital stock.

     Assuming FTTI completes the purchase of all of the Series B Convertible Preferred Stock as described above and converts the Note and accrued interest into shares of the Series B Convertible Preferred Stock, FTTI would own Jabber preferred stock convertible into approximately 7,050,000 shares of Jabber common stock. On a pro forma basis, assuming purchase of all of the Jabber preferred stock by FTTI as described above and conversion of all of Jabber's then outstanding shares of preferred stock, the percentage of Jabber's then outstanding shares of common stock owned by each of its shareholders would be as follows: Webb - 64.8%; FTTI - 28.7%; DiamondCluster International, Inc. - 2.8%; and the current common stockholders as a group - 3.7%.

     The foregoing is a summary only and is not intended to be a complete description of the transaction, and is qualified in its entirety by Exhibits
10.1 - 10.6 filed herewith.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

     None

     (c)  Exhibits:

          10.1 Stock Purchase Agreement dated July 6, 2001, by and among Jabber, Inc. ("Jabber"), France Telecom Technologies Investissements ("FTTI"), and Webb Interactive Services, Inc. ("Webb"). Included as exhibits to the Stock Purchase Agreement are Certificates of Designation for Jabber, Inc. Series A and Series

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                B Convertible Preferred Stock, Investor Rights Agreement
                and Stockholders Agreement.*

          10.2 First Amendment to Note Purchase Agreement dated July 6, 2001, by and among Jabber, FTTI and Webb.*

          10.3 First Amendment to Convertible Promissory Note dated July 6, 2001, between Jabber and FTTI.*

          10.4 First Amendment to Security Agreement dated July 6, 2001, between Jabber and FTTI.*

          10.5 First Amendment to Pledge and Security Agreement dated July 6, 2001, by and among Jabber, FTTI and Webb.*

          10.6 Ratification and Amendment to Corporate Guaranty dated July 6, 2001, between Webb and FTTI.*

          10.7  Press Release dated July 23, 2001 announcing the transaction.*

*    filed herewith



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 1, 2001      WEBB INTERACTIVE SERVICES, INC.



                            By:   /s/ Lindley S. Branson
                                  ----------------------
                                  Lindley S. Branson

                            Its:  Executive Vice-President/General
                                  Counsel

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